UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Notes and Indenture

On August 7, 2013, WCI Communities, Inc. (the “Company”), a Delaware corporation, entered into an indenture (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee, under which it issued $200,000,000 aggregate principal amount of its 6.875% Senior Notes due 2021 (the “Notes”). The Company used a portion of the net proceeds from the offering (the “Offering”) to voluntarily prepay the entire principal amount outstanding of its senior secured term notes due 2017, of which $125.0 million in aggregate principal amount were issued and outstanding, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, and intends to use the remainder of the net proceeds from the Offering for general corporate purposes, including the acquisition and development of land and home construction.

The Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s existing and future restricted subsidiaries, excluding the Company’s immaterial subsidiaries and mortgage subsidiaries.

The Notes were offered and sold in a private transaction either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Optional Redemption

Except as set forth below, the Company will not be entitled to redeem the Notes at its option.

On or after August 15, 2016, the Company will be entitled at its option to redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2016	105.156%
2017	103.438%
2018	101.719%
2019 and thereafter	100.000%

At any time prior to August 15, 2016, the Company will be entitled at its option on one or more occasions to redeem Notes (which includes additional notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes additional notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings (as defined in the Indenture); provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes additional notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption shall have been given within 90 days after the date of the related equity offering.

Prior to August 15, 2016, the Company will be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control

Upon the occurrence of any Change of Control (as defined in the Indenture), each holder will have the right to require that the Company repurchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sale Proceeds

If the Company or our restricted subsidiaries sell certain assets, the Company generally must either invest any excess net cash proceeds from such sales in its business within a certain period of time, prepay senior secured debt or certain other debt or prepay other senior debt and offer to purchase the Notes on a pro rata basis. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest, if any.

Covenants

The Indenture contains covenants that limit, among other things, the Company’s ability and the ability of its restricted subsidiaries to:

•                  incur additional indebtedness;

•                  declare or pay dividends, redeem stock or make other distributions to holders of capital stock;

•                  make investments;

•                  create liens;

•                  place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company;

•                  merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; and

•                  enter into transactions with affiliates.

These covenants are subject to a number of important qualifications and limitations described in the Indenture.

The foregoing does not constitute a complete summary of the terms of the Indenture. The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 4.1.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), dated August 7, 2013. The Registration Rights Agreement requires the Company to (a) file an exchange offer registration statement within 270 days after the closing of the Offering with respect to an offer to exchange the unregistered Notes for new notes of the Company registered under the Securities Act having terms substantially identical in all material respects to those of the Notes (except for provisions relating to transfer restrictions and payments of additional interest), (b) use its commercially reasonable efforts to cause the registration statement to become effective within 330 days after the closing of the Offering; (c) as soon as reasonably practicable after the effectiveness of the exchange offer registration statement, offer the exchange notes for surrender of the Notes; and (d) keep the registered exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the registered exchange offer is sent to holders of the Notes. In addition, the Registration Rights Agreement provides that in the event that the Company cannot effect the exchange offer within the time periods listed above and in certain other circumstances as described in the Registration Rights Agreement, the Company will file a “shelf registration statement” that would allow some or all of the Notes to be offered to the public in the United States. If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay special interest to the holders of the Notes.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement. The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.1.

Item 1.02  Termination of a Material Definitive Agreement.

Prepayment of Outstanding Senior Secured Term Notes due 2017

The net proceeds from the Offering described above in Item 1.01 were used to fund the voluntary prepayment of all of the Company’s outstanding senior secured term notes issued on June 8, 2012 (the “2017 Notes”), of which $125.0 million in aggregate principal amount were issued and outstanding, at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of voluntary prepayment. As a result of the closing of the Offering and the deposit by the Company with the administrative agent of funds in an amount sufficient to pay the voluntary prepayment price on the 2017 Notes in full, the Note Purchase Agreement, dated as of June 8, 2012 (the “Note Purchase Agreement”), among the Company, the guarantors party thereto, the noteholders party thereto and Wilmington Trust, National Association, as collateral agent and administrative agent, and obligations under the 2017 Notes were terminated in full in accordance with the provisions of the Note Purchase Agreement, subject only to customary surviving provisions of the Note Purchase Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.
4.2	Form of 6 7/8% Senior Note (included as Exhibit A to Exhibit 4.1).
4.3	Form of Notation of Guarantee (included as Exhibit D to Exhibit 4.1).
10.1

Registration Rights Agreement, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Citigroup Global Markets Inc., as representative for the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien Hastings
Vivien Hastings
Senior Vice President, Secretary and General Counsel

Dated: August 8, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.
4.2	Form of 6 7/8% Senior Note (included as Exhibit A to Exhibit 4.1).
4.3	Form of Notation of Guarantee (included as Exhibit D to Exhibit 4.1).
10.1

Registration Rights Agreement, dated as of August 7, 2013, by and among WCI Communities, Inc., the guarantors named therein and Citigroup Global Markets Inc., as representative for the initial purchasers.